EXHIBIT 23.3.2

                               Jaspers + Hall, PC
                       9175 East Kenyon Avenue, Suite 100
                             Denver, Colorado 80237
                                 (303) 796-0099

January 31, 2006

U.S. Securities and Exchange Commission Division of Corporation Finance 450 Fifth Street, N.W.
Washington, DC 20549

RE: Xsunx, Inc. - Form SB-2

Dear Sir/Madame:

We hereby consent to the incorporation by reference in the Registration Statement on Form SB-2 of Xsunx, Inc. of our report dated December 28, 2005 on our audit of the financial statements for the year ended September 30, 2005, and to all references to our firm included in the Registration Statement.

Sincerely,



                             /s/ Jaspers + Hall, PC

                             Jaspers + Hall, PC
                             Denver, Colorado